UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2019

Sterling Bancorp

(Exact name of registrant as specified in its charter)

Delaware	001-35385	80-0091851
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
400 Rella Boulevard, Montebello, New York		10901
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (845) 369-8040

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	STL	New York Stock Exchange
Depositary Shares, each representing 1/40th interest in a share of 6.50% Non-cumulative Perpetual Preferred Stock, Series A	STLPRA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

On May 29, 2019, the Company held its 2019 Annual Meeting of Stockholders, at which the Company’s stockholders considered four (4) proposals, each of which is described in more detail in the Company’s proxy statement filed with the Securities and Exchange Commission on April 17, 2019, as supplemented by the additional proxy soliciting materials filed on May 10, 2019. There were 209,560,821 outstanding shares entitled to vote and there were 191,203,338 shares present in person or by proxy, representing approximately 91.24% of the shares outstanding and entitled to vote. The voting results are presented below.

1.        Election of thirteen (13) Director Nominees for a one (1) year term or until their successors are elected and qualified. The results of the election of directors to serve a one (1) year term ending in 2020 or until their successors are elected and qualified are as follows:

Nominee	For	Withheld	Broker Non-Votes[1]

John P. Cahill	167,720,667	2,145,955	21,336,716
Navy E. Djonovic	168,609,030	1,257,592	21,336,716
Fernando Ferrer	165,865,854	4,000,768	21,336,716
Robert Giambrone	168,626,683	1,239,939	21,336,716
Mona Aboelnaga Kanaan	168,854,729	1,011,893	21,336,716
Jack Kopnisky	167,575,839	2,290,783	21,336,716
James J. Landy	167,323,307	2,543,315	21,336,716
Maureen Mitchell	168,847,243	1,019,379	21,336,716
Patricia M. Nazemetz	168,654,043	1,212,579	21,336,716
Richard O’Toole	167,716,475	2,150,147	21,336,716
Ralph F. Palleschi	165,818,632	4,047,990	21,336,716
Burt Steinberg	166,346,624	3,519,998	21,336,716
William E. Whiston	168,849,986	1,016,636	21,336,716

1        A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to the item and has not received voting instructions from the beneficial owner of the shares it holds. Broker non-votes are counted when determining whether the necessary quorum of stockholders is present or represented at each annual meeting.

2.       Approval of amendments to the Sterling Bancorp 2015 Omnibus Equity and Incentive Plan to increase the number of shares reserved for issuance thereunder by 2,545,682 (for an aggregate 7,000,000 shares) and to effect certain tax related updates as a result of the Tax Cuts and Jobs Act of 2017.

For	Against	Abstain	Broker Non-Votes[1]
164,846,789	4,757,695	262,138	21,336,716

3.       Approval, by non-binding vote, of the compensation of our Named Executive Officers (Say-on-Pay).

For	Against	Abstain	Broker Non-Votes[1]
165,184,096	3,670,767	1,011,759	21,336,716

4.       Ratification of the appointment of Crowe Horwath LLP as our independent registered public accounting firm for the year ending December 31, 2019.

For	Against	Abstain	Broker Non-Votes[1]
185,928,578	4,978,941	295,819	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

STERLING BANCORP

Date: May 30, 2019	By:	/s/ Luis Massiani
Luis Massiani
Senior Executive Vice President and
Chief Financial Officer